Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(518,697)
Unrealized Gain (Loss) on Market Value of Futures	825,577
Dividend Income	1,480
Interest Income	3,516
Total Income (Loss)	$311,876

Expenses
General Partner Management Fees	$4,927
Professional Fees	5,355
Brokerage Commissions	1,448
Non-interested Directors' Fees and Expenses	63
Prepaid Insurance Expense	99
NYMEX License Fee	123
Total Expenses	12,015
Expense Waiver	(5,850)
Net Expenses	$6,165
Net Income (Loss)	$305,711

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$10,084,173
Net Income (Loss)	305,711

Net Asset Value End of Month	$10,389,884
Net Asset Value Per Share (150,000 Shares)	$69.27

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612